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                                                                  EXHIBIT 99.h-1



                  ADMINISTRATION AND FUND ACCOUNTING AGREEMENT



       THIS AGREEMENT is made as of this 31st day of October, 1999, by and between Choice Funds, a Delaware business trust (the "Trust"), and Sunstone Financial Group, Inc., a Wisconsin corporation (the "Administrator").



       WHEREAS, the Trust is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act") and is authorized to issue shares of beneficial interest (the "Shares") in separate series with each such series representing interests in a separate portfolio of securities and other assets; and


       WHEREAS, the Trust and the Administrator desire to enter into an agreement pursuant to which the Administrator shall provide administration and fund accounting services to such investment portfolios of the Trust as are listed on Schedule A hereto and any additional investment portfolios the Trust and Administrator may agree upon and include on Schedule A as such Schedule may be amended from time to time (such investment portfolios and any additional investment portfolios are individually referred to as a "Fund" and collectively, the "Funds").

       NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:


1.     Appointment

       The Trust hereby appoints the Administrator as administrator and fund accountant of the Funds for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.


2.     Services as Administrator

       (a) In performing its duties, the Administrator will act under the direction and control of the Trust's Board of Trustees and in accordance with the Trust's Agreement and Declaration of Trust, By-Laws, Registration Statement and in compliance with the requirements of the 1940 Act and all other applicable federal or state laws and will consult with legal counsel to the Trust as necessary and appropriate. The expense of legal counsel will be the responsibility of the Trust. The duties of the Administrator shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Administrator hereunder In conformance with the foregoing and utilizing information provided by the Trust and its agents, the Administrator will:

           (1) provide office space, facilities, equipment and personnel to carry out its services hereunder;



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           (2) compile data for and prepare with respect to the Funds timely
Notices to the Securities and Exchange Commission (the "Commission") required pursuant to Rule 24f-2 under the 1940 Act and Semi-Annual Reports on Form N-SAR;

           (3) assist in the preparation for execution by the Trust and file for all Funds and the Trust all federal income and excise tax returns and state income tax returns (and such other required tax filings as may be agreed to by the parties) other than those required to be made by the Trust's custodian or transfer agent, subject to review and approval of the Trust and the Trust's independent accountants;

           (4) prepare the financial statements (including footnotes to financial statements) for the Annual and Semi-Annual Reports required pursuant to Section 30(d) under the 1940 Act;

           (5) assist the Trust's legal counsel in the preparation of the Registration Statement for the Trust (on Form N-1A or any replacement therefor) and any pre- or post-effective amendments thereto, and file the same;

           (6) determine and periodically monitor each Fund's income and expense accruals and cause all appropriate expenses to be paid from Trust assets on proper authorization from the Trust;

           (7) calculate daily net asset values and income factors of each Fund;

           (8) maintain all general ledger accounts and related subledgers;

           (9) perform security valuations;

           (10) assist in the acquisition of the Trust's fidelity bond required by the Act, monitor the amount of the bond and make the necessary Commission filings related thereto;

           (11) from time to time as the Administrator deems appropriate, check each Fund's compliance with the policies and limitations of each Fund relating to the portfolio investments as set forth in the Prospectus and Statement of Additional Information and monitor each Fund's status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (but these functions shall not relieve the Trust's investment adviser and sub-advisers, if any, of their primary day-to-day responsibility for assuring such compliance);

           (12) maintain, and/or coordinate with the other service providers the maintenance of, the accounts, books and other documents required pursuant to Rule 31a-1(a) and (b) under the 1940 Act for periods proscribed by Rule 31a-2 under the 1940 Act during the term of this Agreement;

           (13) prepare and/or file securities registration compliance filings with appropriate state authorities so as to enable each Fund to make a continuous offering of its shares in the states identified by the Trust in a written instruction to the Administrator, with the advice of the Trust's legal counsel;



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           (14) develop with legal counsel and secretary of the Trust an agenda for each board meeting and, if requested by the Trustees, attend all regular and special board meetings and prepare and distribute minutes of such meetings;

           (15) prepare Form 1099s for Trustees and other Trust vendors;

           (16) calculate dividend and capital gains distributions subject to review and approval by the Trust and its independent accountants; and

           (17) generally assist in the Trust's administrative operations as mutually agreed to by the parties.

       (b) The Trustees of the Trust shall cause the officers, investment adviser, legal counsel, independent accountants, transfer agent and custodian for the Funds to cooperate with the Administrator and to provide the Administrator, upon request, with such information, documents and advice relating to the Funds and the Trust as is within the possession or knowledge of such persons, in order to enable the Administrator to perform its duties hereunder. In connection with its duties hereunder, the Administrator shall be entitled to rely, and shall be held harmless by the Trust when acting in reliance, upon the instruction, advice, information or any documents relating to the Funds provided to the Administrator by an officer or representative of the Funds or by any of the aforementioned persons. The Administrator shall be entitled to rely on any document which it reasonably believes to be genuine and to have been signed or presented by the proper party. Fees charged by such persons shall be an expense of the Trust. The Administrator shall not be held to have notice of any change of authority of any officer, agent, representative or employee of the Trust until receipt of written notice thereof from the Trust.

       (c) In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Administrator hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. Subject to the terms of
Section 6, the Administrator further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records described in (a) above which are maintained by the Administrator for the Trust.

       (d) It is understood that in determining security valuations, the Administrator employs one or more pricing services to determine valuations of portfolio securities for purposes of calculating net asset values of the Funds. The Administrator shall identify to the Trust and the Board of Trustees any such pricing service utilized on behalf of the Trust. The Administrator is authorized to rely on the prices provided by such service(s) or by the Funds' investment adviser or other authorized representative of the Funds, and shall not be liable for losses to the Trust or its securityholders as a result of its reliance on the valuations provided by the approved pricing service(s) or the representative.

       (e) The Trust's Board of Trustees and the Funds' investment adviser have and retain primary responsibility for all compliance matters relating to the Funds, including, but not limited to, compliance with the Investment Company Act of 1940, as amended, the Internal Revenue Code of 1986, as amended, and the policies and limitations of each Fund relating to the portfolio investments as set forth


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in the Prospectus and Statement of Additional Information. Sunstone's
monitoring and other functions hereunder shall not relieve the Board and the investment adviser of their primary day-to-day responsibility for assuring such compliance.


3.     Fees; Delegation; Expenses

       (a) In consideration of the services rendered pursuant to this Agreement, the Trust will pay the Administrator a fee, computed daily and payable monthly, plus out-of-pocket expenses, each as provided in Schedule B hereto. The Trust shall also pay the Administrator for organizational start-up services provided on behalf of the Funds as specified in Schedule B.

       (b) For the purpose of determining fees payable to the Administrator, net asset value shall be computed in accordance with the Trust's Prospectuses and resolutions of the Trust's Board of Trustees. The fee for the period from the day of the month this Agreement is entered into until the end of that month shall be pro-rated according to the proportion which such period bears to the full monthly period. Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be pro-rated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. Should the Trust be liquidated, merged with or acquired by another fund or investment company, any accrued fees shall be immediately payable. Such fee as is attributable to each Fund shall be a separate charge to each Fund and shall be the several (and not joint or joint and several) obligation of each such Fund.

       (c) The Administrator will bear all expenses in connection with the performance of its services under this Agreement except as otherwise provided herein. Other costs and expenses to be incurred in the operation of the Funds, including, but not limited to: taxes; interest; brokerage fees and commissions, if any; salaries, fees and expenses of officers and Trustees; Commission fees and state Blue Sky fees; advisory fees; charges of custodians, transfer agents, dividend disbursing and accounting services agents; security pricing services; insurance premiums; outside auditing and legal expenses; costs of organization and maintenance of corporate existence; typesetting, printing, proofing and mailing of prospectuses, statements of additional information, supplements, notices and proxy materials for regulatory purposes and for distribution to current shareholders; typesetting, printing, proofing and mailing and other costs of shareholder reports; expenses in connection with the electronic transmission of documents and information including electronic filings with the Commission and the states: expenses incidental to holding meetings of the Fund's shareholders and Trustees; and any extraordinary expenses; will be borne by the Funds or their investment adviser, as appropriate. Expenses incurred for distribution of shares, including the typesetting, printing, proofing and mailing of prospectuses for persons who are not shareholders of the Trust, will be borne by the investment adviser, except for such expenses permitted to be paid by the Trust under a distribution agreement and/or plan adopted in accordance with applicable laws. The Administrator shall not be required to pay any Blue Sky registration or filing fees unless and until it has received the amount of such fees from the Trust


4.     PROPRIETARY AND CONFIDENTIAL INFORMATION



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       The Administrator agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Trust all records relative to the Trust and/or Funds and prior, present or future shareholders of the Trust, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Administrator may be exposed to civil or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, when subject to governmental or regulatory audit or investigation, or when so requested by the Trust. Records and information which have become known to the public through no wrongful act of the Administrator or any of its employees, agents or representatives shall not be subject to this paragraph.


5.     LIMITATION OF LIABILITY

       (a) The Administrator shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the matters to which this Agreement relates, except for a loss resulting from the Administrator's willful misfeasance, bad faith or gross negligence in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Furthermore, the Administrator shall not be liable for any action taken or omitted to be taken in good faith in accordance with written or oral instructions received by the Administrator from an officer or representative of the Trust.

       (b) The Administrator shall indemnify and hold the Trust, its Trustees or its duly authorized officers harmless from and against any and all claims, demands, losses, expenses and liability (whether with or without basis in fact or law) of any nature (including reasonable attorney's fees which may be asserted against any or all of them by any person arising out of any action taken or omitted to be taken by the Administrator as a result of the Administrator's refusal or failure to comply with the terms of this Agreement, its willful misfeasance, bad faith, negligence or willful misconduct, and will cooperate in the transfer of the Administrators duties and responsibilities. The Trust on behalf of the Funds agrees to indemnify and hold harmless the Administrator, its officers, directors, employees, agents and nominees from and against any and all claims, demands, losses, expenses and liability (whether with or without basis in fact or law) of any nature (including reasonable attorney's fees which may be asserted against any or all of them by any person arising out of the Administrator's actions taken or nonactions with respect to the performance of services under this Agreement or based, if applicable, upon good faith reliance on information, records, instructions (oral or written) or requests given or made to the Administrator by the Trust, its officers, directors, agents or representatives; provided that this indemnification shall not apply to actions or omissions of the Administrator in cases of its own willful misfeasance, bad faith, negligence or willful misconduct. The indemnity and defense provisions provided hereunder shall indefinitely survive the termination of this Agreement

       (c) The Administrator assumes no responsibility hereunder, and shall not be liable, for any damage, loss of data, errors, delay or any other loss whatsoever caused by events beyond its reasonable control. The Administrator will, however, take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond its control. At the request of the Trust, the


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Administrator will provide to the Trust a copy of the Administrator's current disaster recovery plan, or, at the discretion of the Administrator, a summary thereof.

6.     TERM

       (a) This Agreement shall become effective with respect to each Fund listed on Schedule A hereof as of the date hereof and, with respect to each Fund not in existence on that date, on the date an amendment to Schedule A to this Agreement relating to that Fund is executed. This Agreement shall continue in effect with respect to each Fund until _______ __, 199_ (the "Initial Term"). Thereafter, if not terminated as provided herein, this Agreement shall continue automatically in effect as to each Fund for successive annual periods provided that the continuance of the Agreement is approved by the Trustees of the Trust.

       (b) This Agreement may be terminated with respect to any one or more particular Funds without penalty after the Initial Term (i) upon mutual consent of the parties, or (ii) by either party upon not less than sixty (60) days' written notice to the other party (which notice may be waived by the party entitled to the notice). The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Administrator and the Trust.

       (c) Notwithstanding anything herein to the contrary, upon the termination of this Agreement or the liquidation of a Fund or the Trust, the Administrator shall deliver all data and the records and any other records or data established or maintained by the Administrator under this Agreement and will cooperate in the transfer of the Administrator's duties and responsibilities of the Fund(s) and/or Trust as the case may be to the Trust or person(s) designated by the Trust as successor to the Administrator and thereafter the Trust or its designee shall be solely responsible for preserving the records for the periods required by all applicable laws, rules and regulations. In the absence of such designation by the Trust, upon the date specified in the notice of termination of this Agreement and delivery of the records maintained hereunder, the Administrator shall be relieved of all duties and responsibilities pursuant to this Agreement. In addition, in the event of termination of this Agreement, or the proposed liquidation or merger of the Trust or a Fund(s), and the Trust requests the Administrator to provide services in connection therewith, the Administrator shall provide such services and be entitled to such compensation as the parties may mutually agree.


7.     NON-EXCLUSIVITY

       The services of the Administrator rendered to the Trust are not deemed to be exclusive. The Administrator may render such services and any other services to others, including other investment companies. The Trust recognizes that from time to time directors, officers and employees of the Administrator may serve as trustees, directors, officers and employees of other entities (including other investment companies), that such other entities may include the name of the Administrator as part of their name and that the Administrator or its affiliates may enter into investment advisory or other agreements with such other entities.




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8.     GOVERNING LAW; INVALIDITY

       This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the Commission thereunder. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability and shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.     NOTICES

       Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given when sent by registered or certified mail, postage prepaid, return receipt requested, as follows: Notice to the Administrator shall be sent to Sunstone Financial Group, Inc., 207 East Buffalo Street, Suite 400, Milwaukee, WI, 53202, Attention:
Miriam M. Allison, and notice to the Trust shall be sent to Choice Funds, c/o Stradley Ronon Stevens & Young, LLP, Attention: Barbara Nugent, Esquire.

10.    TRUST LIMITATIONS

       This Agreement is executed by the Trust with respect to each of the Funds and the obligations hereunder are not binding upon any of the trustees, officers or shareholders of the Trust individually but are binding only upon the Fund to which such obligations pertain and the assets and property of such Fund. All obligations of the Trust under this Agreement shall apply only on a Fund-by-Fund basis, and the assets of one Fund shall not be liable for the obligations of another Fund. The Fund's Declaration of Trust is on file with the Secretary of State of Delaware.

11.    ENTIRE AGREEMENT

       This Agreement constitutes the entire Agreement of the parties hereto.

12.    COUNTERPARTS

       This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement but such counterparts shall together constitute but one and the same instrument.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer as of the day and year first above written.



                                  CHOICE FUNDS
                                  (the "Trust")



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                                 By:____________________________________________
                                                President

                                  SUNSTONE FINANCIAL GROUP, INC.
                                  ("Administrator")


                                 By:____________________________________________
                                                President




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                                   SCHEDULE A
                                       TO
                  ADMINISTRATION AND FUND ACCOUNTING AGREEMENT


                                TRUST PORTFOLIOS




Choice Focus Fund
Choice Balanced Fund







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                                   SCHEDULE B
                                       TO
                  ADMINISTRATION AND FUND ACCOUNTING AGREEMENT


                                  FEE SCHEDULE



ASSET BASED FEES


------------------------- -------------------------------------- ----------------------------- ----------------------
NAME OF FUND              AVERAGE NET ASSETS                     BASIS POINTS*                 MINIMUM
------------              ------------------                     -------------                 ANNUAL FEE*
                                                                                               -----------
------------------------- -------------------------------------- ----------------------------- ----------------------
Focus Fund                Up to $50 Million                      15.0 basis points             $70,000
------------------------- -------------------------------------- ----------------------------- ----------------------
                          $50 Million to $100 Million             7.5 basis points
------------------------- -------------------------------------- ----------------------------- ----------------------
                          $100 Million to $250 Million            5.0 basis points
------------------------- -------------------------------------- ----------------------------- ----------------------
                          $250 Million to $500 Million            3.0 basis points
------------------------- -------------------------------------- ----------------------------- ----------------------
                          Over $500 Million                       2.0 basis points
------------------------- -------------------------------------- ----------------------------- ----------------------

------------------------- -------------------------------------- ----------------------------- ----------------------
Balanced Fund             Up to $50 Million                      15.0 basis points             $70,000
------------------------- -------------------------------------- ----------------------------- ----------------------
                          $50 Million to $100 Million             7.5 basis points
------------------------- -------------------------------------- ----------------------------- ----------------------
                          $100 Million to $250 Million            5.0 basis points
------------------------- -------------------------------------- ----------------------------- ----------------------
                          $250 Million to $500 Million            3.0 basis points
------------------------- -------------------------------------- ----------------------------- ----------------------
                          Over $500 Million                       2.0 basis points
------------------------- -------------------------------------- ----------------------------- ----------------------

*The parties agree that in the event that the Balanced Fund has not commenced operations by June 30, 2000, then beginning on July 1, 2000, the following revised fee schedule shall apply to the Focus Fund:

------------------------- -------------------------------------- ----------------------------- ----------------------
NAME OF FUND              AVERAGE NET ASSETS                     BASIS POINTS                  MINIMUM
------------              ------------------                     ------------                  ANNUAL FEE
                                                                                               ----------
------------------------- -------------------------------------- ----------------------------- ----------------------
Focus Fund                Up to $50 Million                      18.0 basis points             $75,000
------------------------- -------------------------------------- ----------------------------- ----------------------
                          $50 Million to $100 Million            10.0 basis points
------------------------- -------------------------------------- ----------------------------- ----------------------
                          $100 Million to $250 Million            7.0 basis points
------------------------- -------------------------------------- ----------------------------- ----------------------
                          $250 Million to $500 Million            5.0 basis points
------------------------- -------------------------------------- ----------------------------- ----------------------
                          Over $500 Million                       3.0 basis points
------------------------- -------------------------------------- ----------------------------- ----------------------


The minimum annual fee is subject to an annual escalation of five percent (5%), which escalation shall be effective commencing one year from the effective date of each Fund and the corresponding date each year thereafter. No amendment of this Schedule B shall be required with each escalation. The foregoing fee schedules assume a single class of shares for each Fund.


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 Additional fees shall apply when adding any additional Fund(s) and/or classes including compensation for the Administrator's services in connection with the organization of the new Fund(s) or classes. The Administrator shall provide such services and be entitled to such compensation as the parties may mutually agree in writing.

OUT-OF-POCKET AND OTHER RELATED EXPENSES

The Trust shall also pay/reimburse the Administrator's out-of-pocket and other related expenses. Out-of-pocket expenses include, but are not limited to, travel, lodging and meals in connection with travel in connection with Board meetings and otherwise on behalf of the Trust, programming and related expenses (previously incurred or to be incurred by Administrator) in connection with providing electronic transmission of data between the Administrator and the Funds' other service providers, brokers, dealers and depositories, fees and expenses of pricing services, fees of research services including Lexis/Nexis, Morningstar and Lipper, NASDAQ and other service interface fees, EDGAR related fees, long distance telephone charges, and photocopying, faxes, postage and overnight delivery expenses.


ORGANIZATIONAL AND START-UP EXPENSES

The Trust agrees to reimburse the Administrator the sum of $20,000 for providing organizational and start-up expenses.




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